                                                                   EXHIBIT 10.40

                           [FORM OF] PLEDGE AGREEMENT
                           --------------------------


     This PLEDGE AND SECURITY AGREEMENT (this "Agreement") is entered into as of
                                               ---------
August 31, 1995 among Macfor International Finance Company, a Delaware corporation (the "Pledgor"), and Bank of America National Trust and Savings
                  -------
Association, as agent (in such capacity, the "Agent") for the several financial
                                              -----
institutions (the "Banks") from time to time party to the Credit Agreement (as
                   -----
hereinafter defined).

                                    RECITALS
                                    --------

     A. The Agent, Chemical Bank, as Co-Agent, Bank of America Canada, as Canadian Administrative Agent, and the Banks have entered into a Credit Agreement dated as of March 31, 1995, as amended by that certain First Amendment to Credit Agreement dated as of August 31, 1995 (the "First Amendment") (as so
                                                      ---------------
amended, the "Credit Agreement") with McKesson Corporation, a Delaware
              ----------------
corporation (the "Company") and Medis Health and Pharmaceutical Services Inc.
                  -------
("Medis") pursuant to which the Banks have made certain commitments, subject to
-------
the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to the Company and to Medis.

     B.  The Company owns all of the stock of Pledgor.

     C. Pledgor may, from time to time, but is not required to, pledge Collateral (as hereinafter defined) pursuant to the terms of this Agreement.

     D. It is a condition precedent to the effectiveness of the First Amendment that the Pledgor shall have executed and delivered to the Agent and the Banks this Agreement.

     E. It is in the best interest of the Pledgor to execute this Agreement as the Pledgor will derive substantial direct and indirect benefits from the Loans made from time to time to the Company by the Banks pursuant to the Credit Agreement.

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                 ARTICLE I

                           DEFINITIONS AND REFERENCES
                           --------------------------

          1.01  General Definitions.  All capitalized terms used in this
                -------------------
Agreement (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. As used in this Agreement, the following terms shall have the following meanings:

          "Applicable CFR Sections" has the meaning specified in Section
           -----------------------
6.04(b)

          "Approved Custodian" has the meaning specified in the Credit
           ------------------
Agreement.

          "Business Day" means any day other than a Saturday, Sunday or other
           ------------
day on which commercial banks in New York City or San Francisco are authorized or required by law to close.

          "CFR" means the United States Code of Federal Regulations, as from
           ---
time to time amended.

          "Collateral" means (a) the Collateral Accounts, (b) all amounts on
           ----------
deposit from time to time in the Collateral Accounts, (c) all Investments, including all securities (whether certificated or uncertificated), instruments, accounts, general intangibles and deposits representing or evidencing any Investments, (d) all interest, dividends, cash, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Collateral (other than such interest, dividends, cash, instruments, securities and other property deposited into an account designated by the Pledgor that is not a Collateral Account in accordance with Section 3.03(c)), (e) all of the Pledgor's right, title and interest in, to and under the Custodial Agreement (as, and only to the extent it refers or applies to the Collateral Accounts), and (f) to the extent not covered by clauses (a) through (e) above, all Proceeds of any or all of the foregoing Collateral.

          "Collateral Accounts" means the Restricted Custodial Account and any
           -------------------
other accounts in which Investments may be held or registered.

          "Custodial Agreement" means the Custody Agreement dated August 14,
           -------------------
1995 between BofA, in its capacity as Custodian and the Pledgor and any successor or other Custodial Agreement permitted under the terms of this Agreement and the Credit Agreement.

          "Custodial Agreement Acknowledgment" means the Custodial Agreement
           ----------------------------------
Acknowledgment among the Pledgor, the Custodian and Agent substantially in the form of Exhibit J annexed to the

Credit Agreement and any other Custodial Agreement Acknowledgment approved by Majority Banks.

          "Custodian" means BofA, in its capacity as custodian under the
           ---------
Custodial Agreement and any successor custodian or custodians under a Custodial Agreement permitted under the terms of this Agreement and the Credit Agreement.

          "Designated Collateral" has the meaning specified in Section 3.05.
           ---------------------

          "Eligible Collateral" means, as of any Valuation Day, cash and
           -------------------
Eligible Investments on deposit in the Restricted Custodial Account as of such day.

          "Eligible Investments" means U.S. Government Securities.
           --------------------

          "Investments" means those investments, if any, made by the Custodian
           -----------
upon direction from the Pledgor or Agent, as the case may be, with amounts on deposit in the Restricted Custodial Account pursuant to Article III of the Custodial Agreement Acknowledgment.

           "Lowest Quarterly Market Value" has the meaning specified in
            -----------------------------
Section 3.04(c).

          "Market Value" means, with respect to the Eligible Collateral on any
           ------------
Valuation Day, a dollar value determined as follows:

          (a)  cash shall be valued at its face amount on such Valuation Day;
and

          (b) an Eligible Investment shall be valued pursuant to the Custodian's standard and customary pricing sources for such Eligible Investment which it believes to be reliable.

          "Proceeds" means whatever is receivable or received from or upon the
           --------
sale, lease, license, collection, use, exchange or other disposition, whether voluntary or involuntary, of any Collateral, including "proceeds" as defined at UCC Section 9306, any and all proceeds of any insurance, indemnity, warranty or guaranty payable to or for the account of the Pledgor from time to time with respect to any of the Collateral, any and all payments (in any form whatsoever) made or due and payable to the Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), any and all other amounts from time to time paid or payable under or in connection with any of the Collateral or for or on account of any damage or injury to or conversion of any Collateral by any Person, any and all other tangible or intangible property received upon the sale or disposition of Collateral, and all proceeds of proceeds.

          "Restricted Custodial Account" means account No. 197427561 (Ref:
           ----------------------------
Macfor International Finance Collateral Account) established and maintained with the Custodian pursuant to the Custodial Agreement that is pledged to Agent on behalf of Banks pursuant to the terms hereof.

          "Secured Obligations" means all obligations and liabilities of every
           -------------------
nature of the Company now or hereafter existing under or arising out of or in connection with the Credit Agreement, the Guaranty and the other Loan Documents and all extensions or renewals thereof, whether for principal, interest (including interest that, but for the filing of a petition in bankruptcy with respect to the Company, would accrue on such obligations), fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from the Agent or any Bank as a preference, fraudulent transfer or otherwise, and all obligations of every nature of the Pledgor now or hereafter existing under this Agreement.

          "Solvent" means, as to any Person at any time, that (a) the fair value
           -------
of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code and, in the alternative, for purposes of the California Uniform Fraudulent Transfer Act or any other similar law applicable to such Person; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

          "UCC" means the Uniform Commercial Code as the same may, from time to
           ---
time, be in effect in the State of California; provided, however, in the event
                                               --------  -------
that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

          "U.S. Government Securities" means securities issued or directly and
           --------------------------
unconditionally guaranteed as to interest and principal by the United States Government or its agencies identified specifically by type on Schedule A to the
                                                              ----------
Custodial Agreement Acknowledgment, as supplemented from time to time in accordance with the Custodial Agreement Acknowledgment.

          "Valuation Day" has the meaning specified in subsection 3.04(a).
           -------------

          "Valuation Report" has the meaning specified in subsection 3.04(b).
           ----------------

          "Valuation Summary" has the meaning specified in subsection 3.04(c).
           -----------------

          1.02  Other Interpretive Provisions.  (a) The meanings of defined
                -----------------------------
terms are equally applicable to the singular and plural forms of the defined terms.

          (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (c)  (i)   The term "documents" includes any and all instruments,
documents, agreements, certificates, indentures, notices and other writings, however evidenced.

               (ii) The term "including" is not limiting and means "including without limitation."

               (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

          (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

          (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

          (f) This Agreement is the result of negotiations among and have been reviewed by counsel to the Agent, the Company, the Pledgor and the Custodian and is the product of all parties. Accordingly, it shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in its preparation.


                                   ARTICLE II

                   PLEDGE OF SECURITY FOR SECURED OBLIGATIONS
                   ------------------------------------------

          2.01  Grant of Security Interest.  The Pledgor hereby pledges and
                --------------------------
assigns to the Agent, and hereby grants to the Agent (for itself and on behalf of and for the Canadian Administrative Agent and the ratable benefit of the Banks) a security interest in, all of the Pledgor's right, title and interest in and to the Collateral as collateral security for the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. 362(a)), of all Secured Obligations.

          2.02  Financing Statements, Etc.  The Pledgor shall execute and
                --------------------------
deliver to the Agent, at any time and from time to time, all financing statements for filing in California and such other jurisdictions as may be designated by the Agent, continuation statements, termination statements, notices, and all other documents and instruments (the "Financing Statements")
                                                       --------------------
which the Agent may reasonably request, in form satisfactory to the Agent, and the Pledgor hereby agrees to, and authorizes the Agent to, take such other steps as shall be requested by the Agent to perfect and continue perfected, maintain the priority of or provide notice of the pledge of and security interest in the Collateral and to accomplish the purposes of this Agreement.

          2.03  Delivery of Payments and Other Distributions.  Upon the
                --------------------------------------------
occurrence and during the continuation of an Event of Default, if the Pledgor shall become entitled to receive or shall receive in connection with the Collateral any payment or other distribution, the Pledgor shall accept such payment or distribution as the agent for the Agent, shall hold it in trust for the benefit of the Agent, shall segregate it from other property or funds of the Pledgor, and shall deliver all such payments and distributions, in the exact form received, forthwith to or for the account of the Agent, at the address and to the Person or Persons to be designated by the Agent, with any necessary endorsements and other instruments of transfer or assignment, all in form and substance satisfactory to the Agent, as the Agent shall request, to be held by the Agent subject to the terms hereof, as part of the Collateral.

          2.04  Continuing Security Interest.  The Pledgor agrees that this
                ----------------------------
Agreement shall create a continuing security interest in and pledge of the Collateral which shall remain in effect until terminated in accordance with
Article VIII.


                                  ARTICLE III

              ESTABLISHMENT AND OPERATION OF COLLATERAL ACCOUNTS;
              ---------------------------------------------------
                      VALUATION AND RELEASE OF COLLATERAL
                      -----------------------------------

          3.01  Restricted Custodial Account.  The Pledgor has established with
                ----------------------------
the Custodian the Restricted Custodial Account and from time to time may deposit Collateral therein all of which is and will be held and applied in accordance with this Agreement, the Custodial Agreement and the Custodial Agreement Acknowledgment.

          3.02  Operation of Collateral Accounts.
                --------------------------------

          (a) The Restricted Custodial Account shall be operated, and all Investments shall be purchased and registered or held (as applicable), in accordance with the terms of the Custodial Agreement and the Custodial Agreement Acknowledgment.

          (b) The Agent shall be fully protected and shall suffer no liability in acting in accordance with any instructions reasonably believed by it to have been given by the Pledgor with respect to any aspect of the operation of the Collateral Accounts (including any such instructions relating to any Investments of any amounts on deposit therein).

          (c) Anything contained herein to the contrary notwithstanding, the Collateral Accounts shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.

          3.03  Investment of Amounts In the Collateral Accounts.
                ------------------------------------------------

          (a) Cash held by the Custodian in the Restricted Custodial Account shall not be invested or reinvested except as provided in this Article III and in the Custodial Agreement Acknowledgement.

          (b) So long as no Event of Default shall have occurred and be continuing, Pledgor may direct the purchase and sale of Investments on deposit in the Restricted Custodial Account in accordance with Article III of the Custodial Agreement Acknowledgement. At any time after the occurrence and during the continuance of an Event of Default, Agent may provide written notice to the Custodian suspending the Pledgor's right to direct the investment of funds on deposit in the Restricted Custodial Account; provided that, if the Agent has so notified the Custodian and such Event of Default shall no longer be continuing, then, upon request of the Pledgor, the Agent shall provide written notice to the Custodian revoking such suspension.

          (c) Subject to the Agent's rights under clause (d), any interest, cash dividends or other cash distributions received by the Custodian in respect of any Investments (other than proceeds from the sale of Investments) shall be transferred in accordance with Section 4 of the Custodial Agreement or to any other account designated by the Pledgor. Any distribution of property other than cash in respect of any Investment shall be held in the Restricted Custodial Account and the net proceeds of any sale or payment of any Investments shall be held in a Collateral Account pending investment.

          (d) The Pledgor agrees that the Agent may sell or cause the sale of any Investment and, if appropriate, instruct the Custodian to transfer the proceeds of such sale or any other cash on deposit in the Restricted Custodial Account to an account designated by the Agent, in either case (i) if such sale or transfer is necessary to permit the Agent to perform its duties under this Agreement or the Credit Agreement and (ii) as otherwise provided in Section 6.04.

          3.04  Valuation of Collateral.
                -----------------------

          (a) On or prior to the fifth Business Day after (1) the last Business Day of each calendar month, (2) the next Business Day after any day on which Collateral is released from the Custodial Account pursuant to Section 3.05 hereof and (3) the Business Day immediately preceding any day on which Collateral is added to the Custodial Account pursuant to Section 3.06 hereof, the Pledgor shall cause the Custodian to, as provided in the Custodial Agreement
Acknowledgment:

              (i) determine the Market Value of all Eligible Collateral which was held in the Restricted Custodial Account as of the close of business on such
(1) last Business Day of the calendar month, (2) next Business Day after the day on which Collateral is released or (3) Business Day immediately preceding the day on which Collateral is added, as the case may be, (each such day, a "Valuation Day"); and
 -------------

              (ii) prepare a valuation report stating the Market Value of the Eligible Collateral and any cash held in the Restricted Custodial Account as of the close of business on each such Valuation Day ("Valuation Report").
                                                   ----------------

          (b) On or prior to the fifth Business Day after each Valuation Day referred to in subsection 3.04(a)(i)(1), the Pledgor shall cause the Custodian to deliver by facsimile transmission to the Agent and the Pledgor the Valuation Report, and, for any other Valuation Day, upon request of the Agent, the Pledger shall cause the Custodian to deliver by facsimile transmission to the Agent the related Valuation Report.

         (c) The Agent may conclusively rely on each Valuation Report. The
Agent shall deliver to each Bank as soon as available, but on or before the tenth day of each calendar quarter, and to the Pledgor along with each statement of fees and interest due under the Credit Agreement, a quarterly statement ("Valuation Summary") showing the lowest Market Value of the Eligible Collateral on a Valuation Day during such quarter or, in the case of a quarter in which the Closing Date occurs or the Commitments have been terminated, showing the lowest Market Value of the Eligible Collateral on a Valuation Day during such calendar quarter during which the Commitments were in effect ("Lowest Quarterly Market
                                                      -----------------------
Value"), and the Market Value of the Eligible Collateral on each such Valuation
-----
Day during such calendar quarter. The Lowest Quarterly Market Value so determined by the Agent shall be final, conclusive and binding on all parties in the absence of manifest error.

          3.05  Release of Collateral.  (a) The Pledgor may, at any time and
                ---------------------
from time to time (x) if any Loans or Bankers' Acceptances are outstanding, on one Business Day prior written notice to the Custodian and the Agent and (y) if no Loans or Bankers' Acceptances are outstanding, upon written notice to the Custodian and the Agent, request that the Custodian release Collateral as designated by the Pledgor from the Restricted Custodial Account ("Designated
                                                                  ----------
Collateral") (which notice shall describe the Designated Collateral in detail);
----------
provided that there shall not have occurred and be continuing a Default or an Event of Default on the date that the Pledgor requests a release of Designated Collateral, or on the date that all or any portion of the Designated Collateral is released; and

          (b) Provided that the foregoing conditions shall have been satisfied, the Pledgor shall be entitled to a release of the Designated Collateral. At any time after the occurrence and during the continuance of a Default or an Event of Default (or if a Default or Event of Default would occur on the date that the Designated Collateral is to be released) the Agent may provide written notice to the Custodian suspending the Pledgor's right to release Collateral from the Restricted Custodial Account; provided that, if the Agent has so notified the Custodian and such Default or Event of Default shall no longer be continuing, then, upon request of the Pledgor, the Agent shall provide written notice to the Custodian rescinding such suspension.

          3.06  Additions of Collateral.  The Pledgor may at any time and from
                -----------------------
time to time pledge additional Collateral pursuant hereto by depositing cash or other Collateral in the Restricted Custodial Account and in the event Pledgor deposits any additional Collateral, Pledgor shall notify the Agent in writing (which notice shall describe the additional Collateral in detail) and cause the Custodian to prepare and deliver a Valuation Report as of the related Valuation Day as contemplated pursuant to Section 3.04(a)(3).


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          The Pledgor represents and warrants as follows:

          (a) The Pledgor is (or at the time of transfer thereof to the Agent or the Custodian will be) the legal and beneficial owner of the Collateral from time to time transferred by the Pledgor to the Agent or to the Custodian, as agent for the Agent, free and clear of any Lien except for the security interest created by this Agreement and the security interest created by the Custodial Agreement. No dispute, right of set-off, recoupment, counterclaim or defense exists with respect to all or any part of the Collateral and no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office except such as may have been filed in favor of the Agent relating to this Agreement.

          (b) No approval, consent, exemption, authorization or other action by, or no notice to, or filing with, any Governmental Authority is necessary or required in connection with (i) the grant by the Pledgor of the security interest granted hereby, or (ii) the perfection of or the exercise by the Agent or the Custodian of its rights and remedies hereunder or under the Custodial Agreement (except as may have been taken by or at the direction of the Pledgor).

          (c) The pledge and assignment of the Collateral pursuant to this Agreement and the Custodial Agreement creates a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations.

          (d) Unless otherwise notified by the Pledgor pursuant to Section 5.04, Pledgor's chief executive office and principal place of business, and all books and records concerning the Collateral are located at One Post Street, San Francisco, California.

          (e) All information heretofore, herein or hereafter supplied to the Agent or the Custodian by or on behalf of the Pledgor with respect to the Collateral is accurate and complete in all material respects.

          (f) The Pledgor (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;
(ii) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under this

Agreement and any other Loan Document to which it is a party; (iii) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license;
(iv) is in compliance with all Requirements of Law; except, in each case referred to in clause (iii) or clause (iv), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          (g) The execution, delivery and performance by the Pledgor of this Agreement and each other Loan Document to which it is a party, have been duly authorized by all necessary corporate action, and do not and will not: (i) contravene the terms of any of the Pledgor's Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Pledgor is a party or any order, injunction, writ or decree of any Governmental Authority to which the Pledgor or its property is subject; or (iii) violate any Requirement of Law.

          (h) The Pledgor is, as of the date of this Agreement, and will be, at all times that Collateral is on deposit in the Restricted Custodial Account, Solvent.


                                   ARTICLE V

                              COVENANTS OF PLEDGOR
                              --------------------

          5.01  Delivery of Collateral.  All documents, certificates,
                ----------------------
instruments and writings, if any, evidencing any Collateral pledged concurrently herewith shall be delivered to the Agent or the Custodian on or prior to the execution and delivery of this Agreement. All other documents, certificates, instruments and writings, if any, hereafter evidencing Collateral or constituting Collateral shall be delivered to the Agent or the Custodian promptly upon the pledge thereof by the Pledgor. All such documents, certificates, instruments and writings, if any, shall be held by Custodian on behalf of the Agent pursuant to the terms of the Custodial Agreement. The Pledgor will not cause or permit any document, instrument, or certificate constituting or evidencing Collateral to at any time be in the actual or constructive possession or control of any Person other than the Agent or a bailee selected by the Agent (including Custodian) who is holding such Collateral for the benefit of Agent.

          5.02  Further Assurances.  The Pledgor agrees that from time to time,
                ------------------
at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder or under the other Collateral Documents with respect to any Collateral. Without limiting the generality of the foregoing, the Pledgor will: (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted hereby and
(ii) at the Agent's reasonable request, appear in and defend any action or proceeding that may adversely affect the Pledgor's title to or the Agent's security interest in all or any part of the Collateral constituting cash or Eligible Investments; provided that Pledgor shall not be obligated to make such appearance or defense relating to actions or proceedings challenging security interests junior to the security interest of the Agent or to the extent the Pledgor shall provide evidence satisfactory to the Agent that the Pledgor does not intend for such Collateral to constitute Qualifying Collateral (as defined in the Credit Agreement).

          5.03  Transfers and other Liens.  Subject to Sections 3.03(d) and
                -------------------------
3.05, the Pledgor agrees that it will not (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral or (b) create or suffer to exist any Lien upon or with respect to any of the Collateral, or file or record any financing statement with respect to the Collateral or otherwise identify the Collateral as being subject to a pledge or security interest, except for the security interest under this Agreement and the Custodial Agreement.

          5.04  Chief Executive Office.  The Pledgor will (a) keep all books and
                ----------------------
records pertaining to the Collateral at the location set forth in Article IV (or such other location as to which Pledgor shall notify Agent pursuant to subsection 5.04(b)(ii)) and (b) within 30 days after such change) give written notice to the Agent of any changes in (i) the Pledgor's corporate name, any tradenames or trade styles or any fictitious business names, or (ii) any such location where books and records pertaining to the Collateral are kept, or the location of the Pledgor's chief executive office and principal place of business.

          5.05  Impairment of Security Interest.  Subject to the terms of this
                -------------------------------
Agreement and the Custodial Agreement Acknowledgement, including Sections 3.03 and 3.05, the Pledgor will not take or fail to take any action which would impair the enforceability of the Agent's security interest in any Collateral.

          5.06  Voting.  Subject to the terms of this Agreement and the
                ------
Custodial Agreement Acknowledgement, including Sections 3.03 and 3.05, the Pledgor will not cast any vote, give or grant any consent, waiver or ratification or take any action with respect to the Collateral which would have the effect of impairing the position or interest of the Agent or the Banks in respect of the Collateral or would be inconsistent with or violate any provision of this Agreement or any other Loan Documents.

          5.07  Inspection of Collateral and Information.  The Pledgor will keep
                ----------------------------------------
adequate records concerning the Collateral and will permit the Agent, any Bank and their respective representatives to inspect the Pledgor's books and records concerning the Collateral on the same terms and conditions as set forth in
Section 6.08 of the Credit Agreement. The Pledgor will furnish to the Agent any information which the Agent may from time to time request at the request of any Bank concerning any covenant, provision or representation contained herein or any other matter in connection with the Collateral.


                                   ARTICLE VI

                      REMEDIES, POWERS AND AUTHORIZATIONS
                      -----------------------------------

          6.01.  Agent Appointed Attorney-in-Fact.  The Pledgor hereby
                 --------------------------------
irrevocably appoints the Agent (and any of the Agent's officers, employees or agents designated by the Agent) as the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor, the Agent or otherwise, from time to time in the Agent's discretion upon the occurrence and during the continuation of an Event of Default during any period when Collateral shall have been pledged to Agent hereunder to take any action and to execute any instrument that the Agent may deem necessary or advisable to accomplish the purposes of this Agreement or the Custodial Agreement, including
(a) to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Collateral without the signature of the Pledgor and (b) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral, (c) to receive, endorse and collect any instruments or other Investments made payable to the Pledgor representing any dividend, principal or interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same and (d) to file any claims or take any action or institute any proceedings the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent with respect to any of the Collateral.

          6.02.  Agent May Perform.  If the Pledgor fails to perform any
                 -----------------
agreement contained herein, the Agent may (but shall have no obligation to) itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Pledgor in accordance with Section 7.02.

          6.03.  Standard of Care.  The powers conferred on the Agent hereunder
                 ----------------
are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent, acting in its capacity as Agent, shall have no duty as to any Collateral, it being understood that the Agent shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Agent has or is deemed to have knowledge of such matters, (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Collateral) to preserve rights against any parties with respect to any Collateral, (c) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Collateral, (d) initiating any action to protect the Collateral against the possibility of a decline in market value, (e) any loss resulting from Investments made, held or sold pursuant to Article III, except for a loss resulting from the Agent's gross negligence or willful misconduct in complying with Article III, or (f) determining (i) the correctness of any statement or calculation made by the Pledgor in any written or telex (tested or otherwise) instructions or (ii) whether any deposit in the Collateral Accounts is proper. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Agent accords its own property of like kind. In addition to the foregoing and without limiting the generality thereof, the Agent shall not be responsible for any actions or omissions of the Custodian.

          6.04.  Remedies.
                 --------

          (a) If any Event of Default shall have occurred and be continuing, the Agent may (i) sell any of the Collateral, (ii) transfer any or all of the Collateral constituting cash to an account designated by the Agent or transfer any or all of the Collateral to an account established in the Agent's name (whether at the Agent or the Custodian or otherwise), or (iii) register title to any Collateral in the name of the Agent or one of its nominees or agents, without reference to any interest of the Pledgor.

          (b) If any Event of Default shall have occurred and be continuing, the Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "Code") (whether or not the Code
                                             ----
applies to the affected Collateral), under 31 CFR (S)(S) 306.115 through 306.122 (herein called the "Applicable CFR Sections"), and the Agent may also in its sole discretion sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Agent may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Pledgor hereby waives any claims against the Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if (in the case of U.S. Government Securities) the Agent accepts the first offer received and does not offer such Collateral to more than one offeree.

          (c) The Pledgor hereby agrees that the Collateral is of a type customarily sold on recognized markets and, accordingly, that no notice to any Person is required prior to any sale of any of the Collateral pursuant to the terms of this Agreement; provided that, without prejudice to the foregoing, the Pledgor agrees that, to the extent notice of any such sale shall be required by law, at least five days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.

          (d) If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, the Pledgor shall be liable for the deficiency and the fees of any attorneys employed by the Agent to collect such deficiency.

          6.05.  Application of Proceeds.  If any Event of Default shall have
                 -----------------------
occurred and be continuing, all cash held by the Agent as Collateral and all proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Agent, be held by the Agent as Collateral for, and/or then, or at any other time thereafter, applied in full or in part by the Agent against, the Secured Obligations in the following order of priority:

          FIRST: To the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to the Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by the Agent in connection therewith, and all amounts for which the Agent is entitled to indemnification hereunder and all advances made by the Agent hereunder for the account of the Pledgor, and to the payment of all costs and expenses paid or incurred by the Agent in connection with the exercise of any right or remedy hereunder, all in accordance with Section 7.02;

          SECOND: To the payment of all other Secured Obligations (for the ratable benefit of the holders thereof) in such order as the Agent shall elect; and

          THIRD: To the payment to or upon the order of the Pledgor, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.


                                  ARTICLE VII

                          INDEMNIFICATION AND EXPENSES
                          ----------------------------

          7.01 Indemnification.  The Pledgor agrees to indemnify the Agent and
               ---------------
each Bank from and against any and all claims, losses and liabilities of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against the Agent or a Bank as a result of any claim or threatened claim by a Person not a party to this Agreement or by the Pledgor or the Company (except for claims by the Pledgor or the Company against the Agent or a Bank that are successful on the merits as determined by a court of competent jurisdiction) in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including enforcement of this Agreement), except to the extent such claims, losses or liabilities result from the Agent's or such Bank's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

          7.02  Expenses.  The Pledgor shall pay to the Agent upon demand the
                --------
amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Agent may incur in connection with (a) the administration of this Agreement, (b) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of the Agent hereunder, (d) the failure by the Pledgor to perform or observe any of the provisions hereof.


                                  ARTICLE VIII

         CONTINUING SECURITY INTEREST; TRANSFER OF SECURED OBLIGATIONS
         -------------------------------------------------------------

          This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the indefeasible payment in full of the Secured Obligations and the cancellation or termination of the Commitments, (b) be binding upon the Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing clause
(c), but subject to the provisions of Section 10.08 of the Credit Agreement, any Bank may assign or otherwise transfer any Secured Obligations held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Banks herein or otherwise. Upon the indefeasible payment in full of all Secured Obligations and the cancellation or termination of the Commitments, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Pledgor. Upon any such termination the Agent will, at the Pledgor's expense, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination (including the notice described in Article VIII of the Custodial Agreement Acknowledgment) and the Pledgor shall be entitled to the return, upon its request and at its expense, against receipt and without recourse to the Agent, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof. Notwithstanding anything to the contrary contained in this Agreement, it is agreed and understood that under the terms and provisions of the Credit Agreement, the Pledgor is not required to pledge any Collateral to Agent; provided that if the Pledgor pledges Collateral to Agent the Pledgor and the Collateral shall be subject to this Agreement. This
Article VIII shall not limit the rights of the Pledgor under Section 3.03(d) or
Section 3.06.


                                   ARTICLE IX

                                 AGENT AS AGENT
                                 --------------

          9.01 The Agent has been appointed to act as the Agent hereunder by the Banks. The Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement.

          9.02 The Agent shall at all times be the same Person that is the Agent under the Credit Agreement. Written notice of resignation by the Agent pursuant to Section 9.09 of the Credit Agreement shall also constitute notice of resignation as the Agent under this Agreement; removal of the Agent pursuant to
Section 9.09 of the Credit Agreement shall also constitute removal as the Agent under this Agreement; and appointment of a successor Agent pursuant to Section
9.09 of the Credit Agreement shall also constitute appointment of a successor Agent under this Agreement. Upon the acceptance of any appointment as the Agent under Section 9.09 of the Credit Agreement by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent under this Agreement, and the retiring or removed Agent under this Agreement shall promptly (i) transfer to such successor Agent all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Agent under this Agreement, and (ii) execute and deliver to such successor Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Agent of the security interests created hereunder, whereupon such retiring or removed Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as the Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Agent hereunder.

          9.03 In connection with the release of any Collateral under this Agreement, the Custodial Agreement Acknowledgement or the Custodial Agreement, the Agent may conclusively assume that no Default or Event of Default has occurred and continues unless it has received written notice from the Pledgor or any Bank to the contrary. The Agent may conclusively rely on each Valuation Report and the Market Value of the Collateral contained therein, and shall have no duty or obligation to verify the contents of any Valuation Report (including the Market Values contained therein) or to independently determine the Market Value of any Collateral.


                                   ARTICLE X

                                 MISCELLANEOUS
                                 -------------

     10.01  Amendments.  No amendment or waiver of any provision of this
            ----------
Agreement and no consent with respect to any departure by the Pledgor therefrom, shall be effective unless the same shall be in writing and signed by the Agent and the Pledgor, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     10.02  Successors and Assigns.  The provisions of this Agreement shall be
            ----------------------
binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Pledgor may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent.

     10.03  Governing Law and Jurisdiction.
            ------------------------------

          (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT AS REQUIRED

BY MANDATORY PROVISIONS OF LAW AND TO THE EXTENT THE VALIDITY OR PERFECTION OF THE LIENS HEREUNDER IN RESPECT OF ANY COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN CALIFORNIA.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PLEDGOR, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PLEDGOR AND THE AGENT FOR AND ON BEHALF OF ITSELF AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER
                           --------------------
HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE PLEDGOR AND THE AGENT FOR AND ON BEHALF OF ITSELF AND THE BANKS EACH WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

     10.04  Certain Authorizations and Waivers.  (a)  The Pledgor authorizes the
            ----------------------------------
Agent and each Bank, without notice or demand and without affecting its liability or the security interests granted hereunder, from time to time (i) to renew, compromise, extend, accelerate or otherwise change the time for payment, or otherwise change the terms, of the Secured Obligations, including increase or decrease of the rate of interest thereon, or otherwise change the terms of the Credit Agreement or any other Loan Document; (ii) to receive and hold other security for the payment of the Secured Obligations and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security; (iii) to apply such security and direct the order or manner of sale thereof as the Agent, or any Bank, as the case may be, in its or their discretion may determine; and (iv) to release or substitute any one or more of any endorsers or guarantors of the Secured Obligations. The Pledgor further agrees the performance or occurrence of any of the acts or events described in clauses (i), (ii), (iii), and (iv) above with respect to indebtedness or other obligations of the Company, other than the Secured Obligations, to the Agent or any Bank, shall not affect the liability of the Pledgor or the security interests granted hereunder.

          (b) The Pledgor waives any right to require the Agent or any Bank (i) to proceed against the Company or any other Person; (ii) to proceed against or exhaust any other security for the Secured Obligations or any other indebtedness of the Company to the Agent or any Bank; or (iii) to pursue any other remedy in the Agent's or any such Bank's power whatsoever.

          (c) The Pledgor waives any defense arising by reason of any disability or other defense of the Company, or the cessation from any cause whatsoever of the liability of the Company, whether consensual or arising by operation of law or any bankruptcy, insolvency or debtor relief proceeding, or from any other cause, or any claim that the Pledgor's obligations exceed or are more burdensome than those of the Company. The Pledgor waives any benefit of, and any right to participate in, any other security or guaranty now or hereafter held by the Agent or any Bank securing the Secured Obligations.

          (d) The Pledgor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Agreement and of the existence, creation, or incurring of new or additional Secured Obligations or any other indebtedness of Company to the Agent or any Bank.

          (e) The Pledgor acknowledges and agrees that it shall have the sole responsibility for obtaining from the Company such information concerning the Company's financial condition or business operations as the Pledgor may require, and that neither the Agent nor any Bank has any duty at any time to disclose to the Pledgor any information relating to the business operations or financial condition of the Company.

          (f) It is not necessary for the Agent or any Bank to inquire into the powers of the Company or of the officers, directors, partners or agents acting or purporting to act on its behalf, and any Secured Obligations made or created in reliance upon the professed exercise of such powers shall be secured hereby.

     10.05  Waiver of Jury Trial.  THE PLEDGOR AND THE AGENT FOR AND ON BEHALF
            --------------------
OF ITSELF AND THE BANKS EACH WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE PLEDGOR AND THE AGENT FOR AND ON BEHALF OF ITSELF AND THE BANKS EACH AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

     10.06  Notices; Written Instructions.
            -----------------------------

          (a) All written instructions, notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by facsimile shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices below; or to such other address as shall be designated by any party in a written notice to the other parties.

          (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery.

          Address of the Agent:
          --------------------

          Bank of America National Trust and
          Savings Association
          1455 Market Street, 12th Floor
          San Francisco, CA 94103
          Attention:  Ivo Bakovic
                      Vice President
                      Agency Management
                      Services #5596
          Facsimile Number: (415) 622-4894

          Address of the Pledgor:
          ----------------------

          Macfor International Finance Company
          c/o McKesson Corporation
          One Post Street
          San Francisco, CA  94104
          Attention:  Alan Pearce

          Facsimile:  (415) 983-8464


     10.07  Counterparts.  This Agreement may be executed in any number of
            ------------
separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

     10.08  No Waiver; Cumulative Remedies.  No failure to exercise and no delay
            ------------------------------
in exercising, on the part of the Agent, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies of the parties provided herein are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law.

     10.09  Severability.  The illegality or unenforceability of any provision
            ------------
of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     10.10  No Third Parties Benefited.  This Agreement is made and entered into
            --------------------------
for the sole protection and legal benefit of the Agent, the Pledgor and the Banks for which the Agent acts as agent, and their permitted successors and assigns, and no other person shall be a direct or indirect beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement.

     10.11  Entire Agreement.  This Agreement embodies the entire agreement and
            ----------------
understanding among the Pledgor and the Agent and supersedes all prior or contemporaneous agreements and understandings of such parties, verbal or written, relating to the subject matter hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the day and year first written above.


                                MACFOR INTERNATIONAL FINANCE COMPANY


                                By:__________________________________
                                Its:_________________________________


                                BANK OF AMERICA NATIONAL TRUST AND
                                SAVINGS ASSOCIATION, as Agent


                                By:__________________________________
                                Its:_________________________________